Rule 424(b)(2)
			Registration Nos. 333-14791
	NASD File No. 961029005
	Cusip #: 52517PLH2

PRICING SUPPLEMENT NO. 263
Dated September 2, 1997 to Prospectus
Supplement dated August 11, 1997
and Prospectus dated August 11, 1997

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100%

Agent's Commission: .50%

Original Issue Date: 09/17/97

Interest Rate Per Annum:  7.25%

Interest Payment Dates:	Monthly on the 17th, commencing on 10/17/97

Maturity Date:  9/17/12

Call Feature: The Issuer has the right to call these notes at Par on 9/17/02 only. Call notice is 15 calendar days.

These Notes, issued under Pricing Supplement No. 263, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $10,000,000 and relates only to Pricing Supplement No. 263. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $10,267,500,000 and, to date, including this offering, an aggregate of $9,277,325,000 Medium-Term Notes, Series E has been issued and $5,421,390,000 are outstanding.

The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.